                                                                    Exhibit 10.5

                                [GRAPHIC OMITTED]
                                UNION ATLANTIC LC
                              CONSULTING AGREEMENT

This Agreement is made and entered into as of March 15, 1999 between Pro Tech Communications, Inc. with its principal place of business at 3311 Industrial 25th, Ft. Pierce, FL 34946 herein referred to as "Corporation", and Union Atlantic LC with its principal place of business at 701 Brickell Avenue, Suite 2000, Miami, Florida 33131 herein referred to as "Consultant".

                                    RECITALS

1. Corporation is a developer, manufacturer and distributor of telephone headsets and other telephony related products, and in the pursuit of such business, Corporation desires consulting services.

2. Consultant agrees to perform services for Corporation under the terms and conditions set forth in this Agreement.

In consideration of the mutual promises set forth herein, it is agreed by and between Corporation and Consultant as follows:

                                   SECTION ONE
                                STATEMENT OF WORK

Consultant, will on behalf of the Corporation, and on an exclusive basis perform the following services:

1. EDUCATION. Consultant will work with management to become educated in the company's markets, services and strategies. As part of this process Consultant will assist management in formalizing a business plan that defines how much capital is required to execute the plan and when the capital is required (special emphasis will be placed on targeting milestones that once they are achieved will have a significant impact on valuation).

2. OFFERING MEMORANDUM. Consultant will work with management to prepare an offering memorandum that reflects both the current and future business of the Company. This document will detail the Corporation's current financial and strategic position and define the requirements and terms for funding. The Memorandum shall describe both current and potential distribution channels, market potential, marketing strategies, a description of key technologies, organizational structure, historical financial information and a three-year projection. In performing its services hereunder, Consultant shall be entitled to rely without investigation upon all information that is provided by the Corporation, which information the Corporation hereby warrants shall be complete and accurate in all material respects, and not misleading.

3. RESEARCH. Consultant will research those markets where the company's technology and services are applicable and put together a target list of institutional investors, strategic corporate investors and venture capital firms that have a track record in participating in like financings.

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4.   EXECUTION. Consultant will contact all potential investors on the target list. Each prospect will be qualified and meetings set to present the Corporation. The Consultant will, in consultation with management, take the lead to negotiate and close a transaction. The Consultant will seek to obtain financing on behalf of the Corporation but can in no way guarantee that the Corporation will successfully raise capital.
5. COMMUNICATION. Each week, Consultant will provide Corporation a written report identifying key activities accomplished during the prior week and objectives for the upcoming week. Bi-weekly meetings will be scheduled to review progress and/or to make changes to our strategy.


                                   SECTION TWO
                                  PLACE OF WORK

It is understood that Consultant's services will be rendered both on and off-site of Corporation. Corporation agrees to provide an office, secretarial support, and time of key employees while Consultant is on-site.


                                  SECTION THREE
                              TIME DEVOTED TO WORK

In the performance of the services, the services and the hours Consultant is to work on any given day will be entirely within the Consultant's control and Corporation will rely upon Consultant to put in such number of hours as is reasonably necessary to fulfill the spirit and the purpose of this Agreement.

                                  SECTION FOUR
                                    DURATION

The duration of this Agreement (the "Term") shall be from March 15, 1999 to October 15, 1999. After September 15, 1999, either party shall have the right to terminate this Agreement subject to providing thirty (30) days prior written notice. If neither party terminates this Agreement, this Agreement shall automatically renew for an additional six (6) month period.

                                  SECTION FIVE
                                     PAYMENT

Corporation will pay Consultant a consulting fee of Five Thousand Dollars ($5,000) per calendar month in consideration of services performed. Payment shall be made on the first day of each month during the Term with the first payment due on March 15, 1999.

Corporation will pay Consultant a fee of Seven Thousand and Five Hundred Dollars ($7,500) upon delivery of Offering Memorandum to Corporation. Said fee shall not be subject to the termination provision included in the "Duration" Paragraph above.

A Capital Transaction shall include any form of financing, public or private sale of equity, convertible debt, purchase of assets, assumption of liabilities, joint venture agreements, distribution agreements, employment agreements, license and/or sale agreements, merger or acquisition of or by the Corporation or any successor thereof.

Consultant shall receive, in cash, at the closing of any Capital Transaction during the term of this Agreement (or at the closing of a Capital Transaction within twenty-four (24) months after the termination of this Agreement with a party contacted by Consultant during the term of this Agreement) a six percent (6%) fee. Excluded from the definition of Capital Transaction shall be any transactions with NCT Group, Inc. or First National Bank, Vero Beach, Florida.

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The amount of the consideration received or the value of securities received for any Capital Transaction shall be multiplied by the above referenced percentage. These fees shall be payable in cash out of the proceeds of the financing and Corporation or any successor corporate entity will cause such payment to be made immediately upon the closing(s) of such transaction.

In addition, upon closing of a Capital Transaction(s), which generates a fee for Consultant pursuant to this Agreement, in an amount equal to or greater than Five Hundred Thousand Dollars ($500,000) with respect to which Consultant is entitled to a fee as described herein above, Corporation or any successor entity will grant to Consultant a warrant to purchase up to three and one half percent (3.5%) of the outstanding common stock of the Corporation, as calculated immediately following the Capital Transaction, at a per-share exercise price equal to the per-share price paid by the investors in the Capital Transaction(s).

Warrants shall be issued at the closing of a Capital Transaction, and can be exercised, at Consultant's option, by tendering cash or as a "cash-less exercise" by tendering the common stock of the Corporation underlying such Warrants valued at the closing price of such common stock on the trading day immediately preceding such exercise. Such Warrants may be exercised at any time by Consultant in whole or part over 5 years. Corporation or its successor entity agrees to reserve sufficient amount of common shares to cover the exercise of warrants. Corporation shall grant Consultant piggyback registration rights for the common stock underlying the warrants issued pursuant to this paragraph in accordance with Addendum "A" to this Agreement.

These warrants shall be subject to a proportionate downward adjustment in the per share exercise price in the event of any (a) stock splits, stock dividends, recapitalizations or similar events, or (b) issuances of common stock at a per share price less than the warrant price.

Corporation will reimburse Consultant for all pre-approved business expenses ("Expenses") incurred by the Consultant in the performance of the work defined herein.

                                   SECTION SIX
                      STATUS OF CONSULTANT; INDEMNIFICATION

This Agreement calls for the performance of the services as an independent contractor and Consultant will not be considered an employee of the Corporation for any purpose.

In the event that Consultant becomes involved in any capacity in any action, proceeding or investigation in connection with any matter referred to in this Agreement, the Corporation will reimburse Consultant for its reasonable and necessary legal and other expenses incurred in connection therewith. The Corporation will also indemnify Consultant against losses, claims, damages or liabilities to which Consultant may become subject in connection with any matter referred to in this Agreement, except to the extent that any such loss, claim, damage or liability results from the recklessness or bad faith of Consultant performing the services that are the subject of this Agreement. The foregoing provisions shall survive any termination of this Agreement.

                                  SECTION SEVEN
                               SERVICES FOR OTHERS

Consultant may, during the term of this Agreement, perform services for any other person or firm without Corporation's prior approval.

                                  SECTION EIGHT
                                    OWNERSHIP

Consultant acknowledges that all work developed under this Agreement, will be the sole property of the Corporation and only Corporation will be free to use such works without any obligation to remit any payment, other than that which is agreed to in this Agreement, to Consultant for future and continued usage.

                                  SECTION NINE
                                  GOVERNING LAW

The laws of the State of Florida shall govern this agreement. Any controversy or claim arising out of, or relating to, this Agreement, to the making, performance, or interpretation of it, shall be settled by arbitration in Miami, Florida unless otherwise mutually agreed upon by the parties, under the commercial arbitration rules of the American Arbitration Association then existing, and any judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

In the event that Consultant becomes involved in any capacity in any action, proceeding or investigation in connection with any matter referred to in this letter, the Corporation will reimburse Consultant for its legal and other expenses incurred in connection therewith. The Corporation will also indemnify Consultant against losses, claims, damages or liabilities to which Consultant may become subject in connection with any matter referred to in this letter, except to the extent that any such loss, claim, damage or liability results from the recklessness or bad faith of Consultant performing the services that are the subject of this letter.

The Governing Law provisions shall survive any termination of this Agreement.

                                   SECTION TEN
                                   INTEGRATION

This Agreement contains the entire Agreement among the parties and supersedes all prior and contemporaneous oral and written Agreements, understandings, and representations among the parties. No amendments to this Agreement shall be binding unless executed in writing by all the parties.

                                 SECTION ELEVEN
                            NON BINDING EXPECTATIONS

The Corporations non-binding expectations for entering into this Agreement are for Consultant to use best efforts to conduct the affairs of the Corporation in a prudent, profitable manner.


IN WITNESS WHEREOF, The parties to this Agreement have duly executed it on the day and year first above written.

CORPORATION
PRO TECH COMMUNICATIONS, INC.
BY:
         ---------------------------------------------------------------
         Authorized Representative                              Date

CONSULTANT
UNION ATLANTIC LC
BY:
         Leoanrd J. Sokolow /s/                               3/5/99
         ---------------------------------------------------------------
         Leonard J. Sokolow, Partner                            Date

                                  ADDENDUM "A"

                               REGISTRATION RIGHTS


     (a) PIGGY-BACK REGISTRATION RIGHTS. If at any time ending five
         (5) years from, the date of this Agreement (the "Registration Period"), the Corporation proposes to register any of securities under the 1933 Act (other than registration form relating to a registration of a stock option, stock purchase or compensation or incentive plan or of stock issued or issuable pursuant to any such plan, or dividend investment plan, a registration of stock proposed to be issued in exchange for securities or assets of, or in connection with the merger or consolidation with, another corporation, or a registration of stock proposed to be issued in exchange for other securities of the Corporation), the Corporation shall give prompt written notice thereof to the Consultant and, upon the written request made within ten (10) days after the Consultant and, upon receipt of such notice, the Corporation shall use its best efforts to effect as part of such registration the registration under the 1933 Act of that number of the Shares which the Consultant requests the Corporation to register, provided that the managing underwriter of the Corporation's public offering, if any, shall be of the opinion that the inclusion in such registration of such number of Shares will not interfere with the successful marketing of all of the Corporation's securities being registered. If the managing underwriter requests the Consultant to reduce in whole or in part the number of shares sought or be registered by the Consultant, the Consultant shall comply with the request of the managing underwriter. In any underwritten offering, the Consultant shall sell the Shares registered as part of such underwritten offering to the underwriters of such offering on the same terms and conditions as apply to the Corporation. In connection with any registration pursuant to this Section (a), the Consultant shall provide the Corporation with such information regarding the Consultant and the distribution of the Shares as the Corporation and the managing underwriter shall reasonably request. The Corporation shall pay all costs and expenses of the Consultant. The Corporation shall not be obliged to effect registration under the 1933 Act pursuant to this Section (a) on more than one occasion.



     (b) GENERAL CONDITIONS. In connection with each registration effected pursuant to Section (a), the Corporation and the Consultant agree as follows:

         (i) INDEMNIFICATION OF CONSULTANT. The Corporation shall indemnify and hold harmless the Consultant against any and all losses, claims, damages, or liabilities to which he or she may become subject under the 1933 Act, or any other statute or common law, including any amount paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the written consent of the Corporation, and to reimburse them for any legal or other expenses incurred by them in connection with investigating any claims and defending any action insofar as any such losses, claim, damages, liabilities or actions arise out of or are based upon 1) any untrue statement or alleged untrue statement of a material fact, contained in the registration statement relating to the sale of the Shares, or any post-effective amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, 2) any untrue statement or alleged untrue statement of a material fact, contained in a preliminary prospectus, if used prior to the effective date of such registration statement, or contained in the prospectus (as amended or supplemented, if the Corporation shall have filed with the SEC any amendment thereof or supplement thereto), if used within the period during which the Corporation is required to keep the registration statement to which the prospectus relates current pursuant to the terms hereof, or the omission or alleged omission to state therein (if so used) the material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The indemnification Agreement contained in this Agreement, however, shall not: 1) apply to such losses, claims, damages, liabilities, or actions arising out of, or based upon, any such untrue statement or alleged omission, if such statement or omission was in reliance upon and in conformity with the information furnished in writing to the Corporation by the Consultant in connection with the preparation of the registration statement or any preliminary prospectus or prospectus contained in the registration statement or any amendment thereof or supplement thereto, or
             2) inure to the benefit of any underwriter from whom the person asserting any such losses, claims, damages, expenses or liabilities purchased the securities which are the subject thereof (or to the benefit of any person controlling such underwriter), if such underwriter failed to send or give a copy of the prospectus to such person at or prior to the written confirmation of the sale of such securities to such person.

        (ii) INDEMNIFICATION OF THE CORPORATION. The
             Consultant and each underwriter of the Shares to be registered (such party and such underwriters being referred to severally in this subparagraph as the "Indemnifying Party") shall agree, in the same manner and to the same extent as set forth in the preceding paragraph, to indemnify and hold harmless the Corporation and each person, if any, who controls the Corporation within the meaning of Section 15 of the 1933 Act, its directors and those officers of the Corporation who shall have signed such registration statement, with respect to any statement in or omission from such registration statement or any post-effective amendment thereof or any preliminary prospectus (as amended or supplemented, if amended or supplemented as aforesaid) contained in such registration statement, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Corporation by such Indemnifying Party for use in connection with the preparation of such registration statement or any preliminary prospectus or prospectus contained in such registration statement or any amendment thereof or supplement thereto.

       (iii) NOTICE OF INDEMNIFIABLE ACTION. Each indemnified party will, promptly after the receipt of notice or the commencement of any action against such indemnified party in respect of which indemnity may be sought from a party hereto on account of an indemnity Agreement contained in this Section, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party so to notify an indemnifying party of any such action shall relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity Agreement contained in this Section, but shall not relieve the indemnifying party from any other liability which it may have to such indemnified party.

                               AMENDMENT NO. 1 TO
                              CONSULTING AGREEMENT

This Agreement is made and entered into as of June 1, 1999 between Pro Tech Communications, Inc.
with its principal place of business at 3311 Industrial 25th, Ft. Pierce, FL 34946 herein referred to as "Corporation", and Union Atlantic LC with its principal place of business at 701 Brickell Avenue, Suite 2000, Miami, Florida 33131 herein referred to as "Consultant".

                                    RECITALS

1. Corporation is a developer, manufacturer and distributor of telephone headsets and other telephony related products, and in the pursuit of such business, Corporation desires consulting services.

2. Consultant agrees to perform services for Corporation under the terms and conditions set forth in this Agreement.

3. Consultant and Corporation desired to amend the Consulting Agreement by and between Corporation and Consultant dated March 15, 1999 ("Consulting Agreement").

In consideration of the mutual promises set forth herein, it is agreed by and between Corporation and Consultant as follows that the Consulting Agreement shall be amended as follows:

1. The fourth paragraph of Section 5 shall be deleted in its entirety and replaced with the following paragraph:

"Consultant shall receive, in cash, at the closing of any Capital Transaction during the term of this Agreement (or at the closing of a Capital Transaction within twenty-four (24) months after the termination of this Agreement with a party contacted by Consultant during the term of this Agreement) a six percent (6%) fee. IN THE EVENT THE CAPITAL TRANSACTION IS A MERGER OR SALE OF CONTROL OF CORPORATION OR SUBSTANTIALLY ALL OF ITS ASSETS, SUCH FEE SHALL BE REDUCED BY ANY CONSULTING FEES PAID TO CONSULTANT BY CORPORATION PURSUANT TO THIS AGREEMENT PRIOR TO SUCH CAPITAL TRANSACTION. EXCLUDED FROM THE DEFINITION OF CAPITAL TRANSACTION SHALL BE ANY TRANSACTION WITH FIRST NATIONAL BANK, VERO BEACH, FLORIDA. "

2. All other terms and conditions of the Consulting Agreement shall remain in full force and effect.


IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.

CORPORATION
PRO TECH COMMUNICATIONS, INC.
BY:

         -------------------------------------------------------------
         Authorized Representative                              Date


CONSULTANT
UNION ATLANTIC LC
BY:
         Leonard J. Sokolow /s/                               6/1/99
         -------------------------------------------------------------
         Leonard J. Sokolow, Partner                            Date